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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of our report dated February 28, 2007 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to: i) the presentation of the consolidated financial statements as if Huntsman International Holdings LLC, Huntsman LLC, Huntsman Advanced Materials Holdings LLC and Huntsman International LLC were combined for all periods presented, ii) the adoption of FASB Interpretation Nos. 46R and No. 47 during 2005; and FASB Statement No. 158 during 2006, and iii) the company's change in measurement date for its pension and other postretirement benefit plans during 2005), relating to the financial statements and financial statement schedule of Huntsman International LLC and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
April 13, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM